As filed with the Securities and Exchange Commission on June 27, 2018

Registration No. 333-215505

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

Registration Statement

UNDER

THE SECURITIES ACT OF 1933

EURONAV MI II INC.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of Incorporation or organization)	06-071-6485 (I.R.S. Employer Identification Number)

299 Park Avenue, 2nd Floor
New York, NY 10017
(212)-763-5600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Euronav MI II Inc. 299 Park Avenue, 2nd Floor New York, NY 10017 (212) 763-5600 (Name, address, including zip code, and telephone number, including area code, of agent for service)	Copy to: Gary J. Wolfe, Esq. Keith Billotti, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200 (telephone number) (212) 480-8421 (facsimile number)

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Form S-3 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (File No. 333-215505) (the “Registration Statement”) filed with the Securities and Exchange Commission on January 10, 2017 by Euronav MI II Inc. (formerly known as Gener8 Maritime, Inc.), a Marshall Islands Corporation (the “Registrant”). The Registration Statement pertains to the registration of an unspecified number of shares of common stock, shares of preferred stock, debt securities, warrants, guarantees, rights, depositary shares, purchase contracts and units consisting of some or all of these securities in any combination, up to a maximum aggregate offering price of $500,000,000 and secondary offerings of up to 28,855,642 shares of common stock, par value $0.01, by selling shareholders named therein.

On June 12, 2018, pursuant to the Agreement and Plan of Merger, dated as of December 20, 2017 (the “Merger Agreement”), by and among the Registrant, Euronav NV (“Euronav”), and Euronav MI, Inc. a wholly owned subsidiary of Euronav (“Merger Sub”), Merger Sub merged with and into the Registrant, with the Registrant surviving the Merger as a wholly owned subsidiary of  Euronav.

As a result of the consummation of the transactions contemplated by the  Merger Agreement, the Registrant has terminated all offerings of its securities pursuant to the Registration Statement. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Registrant hereby amends the Registration Statement to remove from registration the securities registered but unsold under the Registration Statement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 26th day of June, 2018.

EURONAV MI II INC.

By:	/s/ Milton Gonzales
Milton Gonzales
Chief Operating Officer

No other person is required to sign this Post-Effective Amendment No. 1 on Form S-3 in reliance upon Rule 478 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on this 27th day of June, 2018.

GENER8 MARITIME SUBSIDIARY INC. GENER8 MARITIME SUBSIDIARY II INC.

By:	/s/ Nellie Kontoudaki
Nellie Kontoudaki
President and Secretary

No other person is required to sign this Post-Effective Amendment No. 1 on Form S-3 in reliance upon Rule 478 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on this 27th day of June, 2018.

GENER8 MARITIME SUBSIDIARY NEW IV INC. GENER8 MARITIME SUBSIDIARY V INC. GENER8 MARITIME SUBSIDIARY VII INC. GENER8 MARITIME SUBSIDIARY VIII INC.

By:	/s/ Nellie Kontoudaki
Nellie Kontoudaki
President and Secretary

No other person is required to sign this Post-Effective Amendment No. 1 on Form S-3 in reliance upon Rule 478 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on this 27th day of June, 2018.

GENER8 MARITIME SUBSIDIARY VI INC.

By:	/s/ Nellie Kontoudaki
Nellie Kontoudaki
Secretary

No other person is required to sign this Post-Effective Amendment No. 1 on Form S-3 in reliance upon Rule 478 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on this 27th day of June, 2018.

GENER8 MARITIME MANAGEMENT LLC

By:	/s/ Nellie Kontoudaki
Nellie Kontoudaki
Manager

By:	/s/ Antigoni Katsara
Antigoni Katsara
Manager

No other person is required to sign this Post-Effective Amendment No. 1 on Form S-3 in reliance upon Rule 478 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on this 27th day of June, 2018.

UNIQUE TANKERS LLC

By:	GENER8 MARITIME MANAGEMENT LLC

By:	/s/ Nellie Kontoudaki
Nellie Kontoudaki
Manager

By:	/s/ Antigoni Katsara
Antigoni Katsara
Manager

No other person is required to sign this Post-Effective Amendment No. 1 on Form S-3 in reliance upon Rule 478 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on this 27th day of June, 2018.

GENER8 ANDRIOTIS LLC GENER8 APOLLO LLC GENER8 ARES LLC GENER8 ATHENA LLC GENER8 CHIOTIS LLC GENER8 CONSTANTINE LLC GENER8 ETHOS LLC	GENER8 HECTOR LLC GENER8 HERA LLC GENER8 MACEDON LLC GENER8 MILTIADES LLC GENER8 NAUTILUS LLC GENER8 NEPTUNE LLC GENER8 NESTOR LLC	GENER8 NOBLE LLC GENER8 OCEANUS LLC GENER8 PERSEUS LLC GENER8 STRENGTH LLC GENER8 SUCCESS LLC GENER8 SUPREME LLC GENER8 THESEUS LLC

By:	/s/ Nellie Kontoudaki
Nellie Kontoudaki
Manager

By:	/s/ Antigoni Katsara
Antigoni Katsara
Manager

No other person is required to sign this Post-Effective Amendment No. 1 on Form S-3 in reliance upon Rule 478 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on this 27th day of June, 2018.

GMR AGAMEMNON LLC GMR ARGUS LLC GMR ATLAS LLC GMR DAPHNE LLC GMR DEFIANCE LLC GMR ELEKTRA LLC GMR GEORGE T LLC GMR HARRIET G LLC	GMR HERCULES LLC GMR HORN LLC GMR KARA G LLC GMR MANIATE LLC GMR ORION LLC GMR PHOENIX LLC GMR POSEIDON LLC GMR SPARTIATE LLC	GMR SPYRIDON LLC GMR ST. NIKOLAS LLC GMR STRENGTH LLC GMR ULYSSES LLC GMR ZEUS LLC

By:	/s/ Nellie Kontoudaki
Nellie Kontoudaki
Manager

No other person is required to sign this Post-Effective Amendment No. 1 on Form S-3 in reliance upon Rule 478 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on this 27th day of June, 2018.

COMPANION LTD.
COMPATRIOT LTD.
CONSUL LTD.
VICTORY LTD.
VISION LTD.

By:	/s/ Nellie Kontoudaki
Nellie Kontoudaki
Manager

By:	/s/ Antigoni Katsara
Antigoni Katsara
Manager

No other person is required to sign this Post-Effective Amendment No. 1 on Form S-3 in reliance upon Rule 478 under the Securities Act

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on this 27th day of June, 2018.

CONTEST LTD.

By: GENER8 MARITIME SUBSIDIARY VI INC., its successor in interest

By:	/s/ Nellie Kontoudaki
Nellie Kontoudaki
Manager

No other person is required to sign this Post-Effective Amendment No. 1 on Form S-3 in reliance upon Rule 478 under the Securities Act